                        THIRD AMENDMENT TO LOAN AGREEMENT
                     AND FIRST AMENDMENT TO PROMISSORY NOTE

         THIS THIRD AMENDMENT TO LOAN AGREEMENT AND FIRST AMENDMENT TO
PROMISSORY NOTE (the "Amendment") is made and entered into effective the 30th day of September, 2001, by and between MCO PROPERTIES INC., a Delaware corporation, MCO PROPERTIES L.P., a Delaware limited partnership, HORIZON
CORPORATION, a Delaware corporation, HORIZON PROPERTIES CORPORATION, a Delaware corporation, WESTCLIFF DEVELOPMENT CORPORATION, a Texas corporation
(collectively, "Borrower"), and SOUTHWEST BANK OF TEXAS, N.A., a national banking association ("Lender").

                                R E C I T A L S:

         WHEREAS, Borrower made, executed and delivered that certain Promissory
Note (Revolving Credit) dated October 30, 1998, in the original principal sum of
Fourteen Million and No/100 ($14,000,000.00) bearing interest on the unpaid balance thereof at the rate or rates therein stated (which, as it may have been further amended, supplemented or restated, is herein called the "Note"); and

         WHEREAS, the Note was issued pursuant to that certain Loan Agreement dated effective October 30, 1998 (which, as it was modified by that First
Amendment to Loan Agreement dated effective February 26, 1999 between Borrower and Lender, and that Second Amendment to Loan Agreement and Promissory Note dated effective October 1, 2000, and as it may have further been amended, supplemented or restated, is herein collectively called the "Loan Agreement"
between Borrower and Lender; the terms defined therein being used herein as therein defined unless otherwise defined herein); and

         WHEREAS, the Note is secured by, among other security, one or more
Modification and Restatement Deeds of Trust, Security Agreement, Fixture Filing
and Assignment of Rents (as they may have been amended, supplemented or corrected, are herein collectively called the "Deeds of Trust") from Borrower for the benefit of Lender, to each of which instruments reference is here made for description of the property covered and affected by such instruments (the
"Property") and for all other purposes. The liens, security interests and assignments of the Deeds of Trust and of all other documents or instruments now or hereafter governing, evidencing, guaranteeing or securing or otherwise relating to payment of all or any part of the indebtedness evidenced by the Note
(collectively, the "Credit Documents") are hereinafter called the "Liens"; and

         WHEREAS, Borrower and Lender desire to further amend the Loan Agreement and the Note to: (i) extend the maturity date of the Note from September 30,
2001 to September 30, 2003, and (ii) amend certain terms and provisions of the
Loan Agreement and Note.

                               A G R E E M E N T:

         In consideration of the premises and the mutual agreements herein set forth, Borrower and Lender hereby agree as follows:

         1. Amendments to the Loan Agreement. The Loan Agreement is, effective the date hereof, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, hereby amended as follows:

         (a) Section 1(a), Loan, is amended by deleting the Maturity Date of
         "September 30, 2001" and substituting "September 30, 2003" therefor.

         (b) Section 3(a), Conditions Precedent, is amended by deleting the phrase "(v) appraisals of all the Real Estate Collateral (as hereinafter defined), the principal amount of which exceeds
         $250,000.00, in form and content satisfactory to Lender," and substituting such phrase with the following: "(v) appraisals of all the
         Real Estate Collateral (as hereinafter defined), the principal amount of which exceeds $250,000.00, in form and content satisfactory to
         Lender (Lender hereby agreeing that appraisals prepared on behalf of another financial institution shall satisfy this requirement)".

         2. Amendment to Note. The Note is, effective the date hereof, and subject to the satisfaction of the conditions precedent set forth in
         Section 3 hereof, hereby amended as follows:

                  (a) Section 1, Definitions, is hereby amended by deleting the definition of "Libor Rate" and substituting the following therefor:

                  "Libor Rate" shall mean for the Interest Period selected by
                  Maker for each Libor Loan, an interest rate per annum which is equal to two and three- quarters percent (2.75%) per annum, plus Libor. As used herein, "Libor" shall mean and refer to the rate of interest per annum offered for Dollar deposits in an amount comparable to the principal amount of such Libor
                  Loan for a period of time equal to such Interest Period as of
                  11:00 A.M. City of London, England time two (2) Libor Business
                  Days prior to the first date of such Interest Period as shown on the display designated as "British Bankers Association
                  Interest Settlement Rates" on the Bloomberg System
                  ("Bloomberg"); provided, however, that if such rate is not available on Bloomberg, then such offered rate shall be
                  otherwise independently determined by Lender from an
                  alternate, substantially similar independent source available to Lender and recognized in the banking industry."

                  (b) Section 1, Definitions, is hereby further amended by
         changing the definition of "Maturity Date" from "September 30, 2001" to
         "September 30, 2003".

                  (c) Section 1, Definitions, is further amended as follows. The definition of "Interest Payment Date" shall mean (A) with respect to
         Libor Rate Loans, the last Business Day of the applicable Interest
         Period on which dealings in United States dollars are conducted in the
         London interbank market ("Libor Business Day"), and (B) with respect to
         Prime Rate Loans, the first day of each calendar month commencing on the first of such days to occur after a Loan is made.

                  (d)      Section 1, Definitions, is hereby further amended by
                           deleting subparagraphs (A) through and including (E)
                           of the definition of "Interest Period" and
                           substituting the following therefor:

                  "(a)     Each Interest Period which would otherwise end on a
                           day which is not a Libor Business Day shall end on
                           the next succeeding Libor Business Day;

                  (b)      Any Interest Period for any Libor Loan which would
                           otherwise extend beyond the Maturity Date shall end
                           on the Maturity Date;

                  (c)      No Interest Period shall have a duration of less than
                           thirty (30) days, and, if the Interest Period for any
                           Libor Loan would otherwise be a shorter period, such
                           loan shall be a Prime Rate Loan;

                  (d)      No more than five (5) Interest Periods may be in
                           effect for all Libor Loans at any time, or more than
                           twelve (12), in the aggregate, during any twelve
                           consecutive month period (each Libor Loan which has
                           either a different applicable interest rate, a
                           different Interest Period, a different Borrowing
                           Date, a different Conversion Date, or a different
                           Interest Period termination date shall be considered
                           a separate Libor Loan); and

                  (e)      If Maker shall fail to timely and properly give a
                           Libor notice, Maker shall be deemed to have selected
                           the Prime Rate to be applicable to such Libor Loan
                           and such Libor Loan shall be automatically converted
                           to a Prime Rate Loan upon the expiration of the
                           Interest Period then applicable thereto."

                  (e)      Section 3, Interest Rates, is hereby amended by
                           deleting subparagraphs (a) and (b) in their entirety
                           and substituting the following therefor:

                  "(a)     If Borrower selects the Index Rate for a Borrowing,
                           then the principal amount thereof shall bear interest
                           from the date of advance to the earlier of maturity
                           or conversion to the Libor Rate, at a rate per annum
                           which shall from day to day be equal to the greater
                           of (i) seven percent (7%) per annum, or (ii) the
                           lesser of (A) the Index Rate in effect from day to
                           day, and (B) the Maximum Rate.

                   (b)     If Borrower selects the Libor Rate for a Borrowing,
                           then the principal amount thereof shall bear interest
                           for the Interest Period applicable thereto at a rate
                           per annum which shall be equal to the greater of (i)
                           seven percent (7%) per annum, or (ii) the lesser of
                           (A) the Libor Rate for the Interest Period applicable
                           thereto, and (B) the Maximum Rate."

                  (f) Section 5(d), Payments on This Note, is hereby amended by adding the following subparagraph:

                  "(iii) Notwithstanding the foregoing, if a Libor Loan is
         prepaid prior to the end of an Interest Period, a "Breakage Fee" will be charged. This Breakage Fee will be equal to one percent (1%) per annum of the principal amount of the Libor Loan based on the days remaining in the Interest Period, or a minimum amount of $150.00, whichever is greater."

                  (g) Upon the effective date hereof, Lender shall be authorized to endorse on the Note the following legend or a legend of similar effect:

                           "The Maturity Date set forth in this Note has been
                  extended until September 30, 2003, pursuant to that certain
                  Third Amendment to Loan Agreement and Promissory Note dated as of September 30, 2001, amending, among other things, the Loan
                  Agreement referred to in this
                  Note."

         3. Conditions of Effectiveness. This Amendment shall become effective when, and only when, Lender shall have received counterparts of this Amendment executed by Borrower and Sections 1 and 2 hereof shall become effective when, and only when, Lender shall have additionally received all of the following documents, each document (unless otherwise indicated) being dated the date of receipt thereof by Lender (which date shall be the same for all such documents), in form and substance satisfactory to the Lender:

                  (a) Renewal and Extension of Note and Liens to be filed of record in the Official Public Records of Mohave County, Arizona,
         Maricopa County, Arizona, Pima County, Arizona, Riverside County,
         California, Bernalillo County, New Mexico, Socorro County, New Mexico,
         Valencia County, New Mexico, El Paso County, Texas, Potter County,
         Texas, and San Jacinto County, Texas;

                  (b) A $140,000.00 (1.00%) extension commitment fee; and

                  (c) Any and all other documentation as Lender may reasonably require.

         4. Representations and Warranties of Borrower. Borrower represents and warrants as follows:

                  (a) Borrower is duly authorized and empowered to execute,
         deliver and perform this Amendment and all other instruments referred to or mentioned herein to which it is a party, and all action on its part requisite for the due execution, delivery and the performance of this Amendment has been duly and effectively taken. This Amendment, when executed and delivered, will constitute valid and binding obligations of Borrower enforceable in accordance with its terms. This
         Amendment does not violate any provisions of Borrower's Articles of
         Incorporation, By-Laws, or any contract, agreement, law or regulation to which Borrower is subject, and does not require the consent or approval of any regulatory authority or governmental body of the United
         States or any state.

                  (b) The representations and warranties made by Borrower in the
         Loan Agreement are true and correct as of the date of this Amendment.

                  (c) No event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

         5. No Usury Intended; Spreading. Notwithstanding any provision to the contrary contained in the Note or any of the other Credit Documents, it is expressly provided that in no case or event shall the aggregate of (i) all interest on the unpaid balance of the Note, accrued or paid from the date hereof and (ii) the aggregate of any other amounts accrued or paid pursuant to the Note or any other Credit Documents, which under applicable laws are or may be deemed to constitute interest upon the indebtedness evidenced by the Note ever exceed the Maximum Rate (as defined in the Note). In this connection, Borrower and
Lender expressly stipulate and agree that it is their common and overriding intent to contract in strict compliance with the applicable usury laws. In furtherance thereof, none of the terms of the Note or any of the other Credit
Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate. Borrower or other parties now or hereafter becoming liable for payment of the indebtedness evidenced by the Note shall never be liable for interest in excess of the Maximum Rate. If, for any reason whatever, the interest paid or received on the Note during its full term produces a rate which exceeds the Maximum Rate, the holder of the Note shall credit against the principal of the Note (or, if such indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid on the Note to produce a rate equal to the Maximum Rate. All sums paid or agreed to be paid to the holder of the Note for the use, forbearance or detention of the indebtedness evidenced thereby shall, to the extent required to avoid or minimize usury and to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Note, so that the interest rate does not exceed the Maximum Rate. The provisions of this paragraph shall control all agreements, whether now or hereafter existing and whether written or oral, between Borrower and Lender.

         6. Reference to and Effect on the Loan Documents; Miscellaneous. Upon
the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof",
"herein" or words of like import, and each reference in the Loan Documents shall mean and be a reference to the Loan Agreement as amended hereby. The Liens are hereby ratified and confirmed as continuing to secure the payment of the Note, as modified hereby. Nothing herein shall in any manner diminish, impair or extinguish the Note, any of the other Credit Documents or the Liens. The Liens are not waived. To the extent of any conflict between the Note or any of the other Credit Documents (or any earlier modification of any of them) and this
Agreement, this Agreement shall control. Except as hereby expressly modified, all terms of the Note and the other Credit Documents (as any of them may have been previously modified by any written agreement) remain in full force and effect. If more than one person or entity execute this Agreement as "Borrower", each shall be jointly and severally liable for the obligations of Borrower hereunder. This Agreement (a) shall bind and benefit Borrower and, except as herein expressly limited, Lender and their respective heirs, beneficiaries, administrators, executors, receivers, trustees, successors and assigns
(provided, that Borrower shall not assign its rights hereunder without the prior written consent of Lender); (b) may be modified or amended only by a writing signed by each party; (c) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH
THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM
TIME TO TIME IN EFFECT; (d) may be executed in several counterparts, and by the parties hereto in separate counterparts, and each counterpart, when executed and delivered, shall constitute an original agreement enforceable against all who signed it without production of or accounting for any other counterpart, and all separate counterparts shall constitute the same agreement and (e) embodies the entire agreement and understanding between the parties with respect to modifications of instruments provided for herein and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. Borrower acknowledges and agrees that there are no oral agreements between Borrower and Lender which have not been incorporated in this Agreement. If any provision of this Agreement should be determined by any court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby. Each waiver in this Agreement is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanctions to be imposed against Lender for having bargained for and obtained it. Wherever the term "including" or a similar term is used in this
Agreement, it shall be read as if it were "including by way of example only and without in any way limiting the generality of the clause or concept referred
to." Any exhibits, appendices and annexes described in this Agreement as being attached to it are hereby incorporated into it. The headings in this Agreement shall be accorded no significance in interpreting it. Borrower hereby releases, discharges and acquits forever Lender and its officers, directors, trustees, agents, employees and counsel (in each case, past, present and future) from any and all Claims existing as of the date hereof (or the date of actual execution hereof by the applicable person or entity, if later). As used herein, the term
"Claim" shall mean any and all liabilities, claims, defenses, demands, actions, causes of action, judgments, deficiencies, interest, liens, costs or expenses
(including but not limited to court costs, penalties, attorneys' fees and disbursements, and amounts paid in settlement) of any kind and character whatsoever, including but not limited to claims for usury, breach of contract, breach of commitment, negligent misrepresentation or failure to act in good faith, in each case whether now known or unknown, suspected or unsuspected, asserted or unasserted or primary or contingent, and whether arising out of written documents, unwritten undertakings, course of conduct, tort, violations of laws or regulations or otherwise. To the maximum extent permitted by applicable law, Borrower hereby waives all rights, remedies, claims and defenses based upon or related to Sections 51.003, 51.004 and 51.005 of the Texas
Property Code, to the extent the same pertain or may pertain to any enforcement of any of the Credit Documents.

         7. Imaging. Borrower understands and agrees that (i) Lender's document retention policy involves the imaging of executed loan documents and the destruction of the paper originals, and (ii) Borrower waives any right that it may have to claim that the imaged copies of the loan documents are not originals.

         8. Costs and Expenses. Borrower agrees to pay on demand all costs and expenses of Lender in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for Lender. In addition, Borrower shall pay any and all fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such fees.

         9. Final Agreement. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL
AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,
CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO
UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed in multiple counterparts, each of which is an original instrument for all purposes, all as of the day and year first above written.

                  (Remainder of Page Intentionally Left Blank)

                               "BORROWER"

                               MCO PROPERTIES INC.,
                               Delaware corporation

                               By:         /s/ Erik A. Eriksson
                                   -------------------------------------
                                   Erik A. Eriksson, Jr., Vice-President

                               MCO PROPERTIES L.P.,
                               a Delaware limited partnership

                               By:    MCO PROPERTIES INC.,
                                      a Delaware corporation
                                      Its General Partner

                               By:         /s/ Erik A. Eriksson
                                   -------------------------------------
                                   Erik A. Eriksson, Jr., Vice-President

                               HORIZON CORPORATION,
                               a Delaware corporation

                               By:         /s/ Erik A. Eriksson
                                   -------------------------------------
                                   Erik A. Eriksson, Jr., Vice-President

                               HORIZON PROPERTIES CORPORATION,
                               a Delaware corporation

                               By:         /s/ Erik A. Eriksson
                                   -------------------------------------
                                   Erik A. Eriksson, Jr., Vice-President

                               WESTCLIFF DEVELOPMENT CORPORATION,
                               a Texas corporation

                               By:         /s/ Erik A. Eriksson
                                   -------------------------------------
                                   Erik A. Eriksson, Jr., Vice-President

                               "LENDER"

                               SOUTHWEST BANK OF TEXAS, N.A.,
                               a national banking association

                               By:         /s/ Megan K. Morris
                                   -------------------------------------
                               Name:  Megan K. Morris
                               Title: Assistant Vice President